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Household Finance Corporation
Household Revolving Home Equity Loan
Revolving Home Equity Loan Asset Backed Certificates - Series
1996-1
P & S Agreement Date:              May 1, 1996
Original Settlement Date:           May 23, 1996
Series Number of Class A-1 Certificates:     441919AJ6

Original Sale Balance:             $819,278,000
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               Sum of 1/21/97 - 12/22/97
1997 AGGREGATE PAYMENTS

    Distribution Dates

Distribution Date
                  Total 1997 (1)

Class A-1 Interest Distributed
                  41,464,388.08
Class A-1 Interest Pymt Factor (per 1,000)
                  50.610889198

Investor Principal Distribution A-1
            228,551,285.65
Class A-1 Principal Pymt Factor (per 1,000)
                  278.966706845

Ending Class A-1 Principal Outstanding
Class A-1 Pool Factor


(1) These amounts represent cash distributions paid by the trust during the 1997 calendar year.
      As such, they do not represent the economic accrual of interest for tax purposes.